Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

Castellum, Inc. and Global Technology and Management Resources, Inc.

The following unaudited pro forma condensed combined financial information, which incorporates the operating results of Castellum, Inc. ("Castellum", “our”, and the "Company"), and Global Technology and Management Resources, Inc. (“GTMR”) is presented for the purpose of providing unaudited pro forma financial information through December 31, 2022.

This transaction reflects our acquisition of GTMR, which was consummated on March 22, 2023. We refer to this acquisition as the “GTMR Acquisition”.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined statements of operations of the Company for the calendar year ended December 31, 2022 (“2022”) combines the historical statements of operations of the Company and GTMR on a pro forma basis as if the GTMR Acquisition had been consummated on January 1, 2022.

The following unaudited pro forma combined financial information has been updated to reflect the impact of reclassifications to conform prior period presentation to current period presentation.

Effective March 22, 2023, the Company entered into a definitive merger agreement with GTMR. This acquisition was accounted for as a business combination.

On February 13, 2023, the Company entered into a series of transactions with Crom Cortana Fund LLC (“Crom”), the primary purpose of which was related to the GTMR Acquisition (“Crom Transaction”). In connection therewith, the Company and Crom entered into an agreement to pay off the amount owed to Crom under the terms of the convertible promissory note in the original principal amount of $1,050,000 due April 4, 2023 ("Prior Crom Note"). Simultaneously therewith, the parties entered into the Securities Purchase Agreement pursuant to which Crom purchased a convertible promissory note in the principal amount of $840,000, which matures February 13, 2024 and bears interest at a per annum rate equal to 10% to be paid monthly (“New Crom Note”).

The consideration paid for the GTMR Acquisition was as follows:

Cash	$470,233
Due to Seller	350,000
Other consideration	17,791
Cash from factoring	411,975
Stock	5,304,561
Total consideration paid	$6,554,560

The transaction was treated as a business combination in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, whereby GTMR became a 100% owned subsidiary of the Company; the valuation and treatment of consideration paid, acquired assets, intangible assets and assumed liabilities is in progress and is not yet at the point where there is sufficient information for a definitive measurement. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company's future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”).

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Castellum has commenced the necessary valuation studies required to complete the acquisition accounting and will finalize the acquisition accounting as soon as reasonably practicable within the required measurement period prescribed by ASC 805, but no later than one year following completion of the GTMR Acquisition.

Management has conducted a review of the accounting policies of GTMR to determine if differences in accounting policies require reclassification adjustments to conform to the Company’s accounting policies and did not become aware of any material differences between the accounting policies of the Company and GTMR, other than the adoption of new accounting pronouncements.

The pro forma financial information gives effect to the GTMR Acquisition, which includes adjustments for the following (collectively, the “GTMR Transaction Adjustments”):

•	impacts of incremental amortization expense related to the intangibles acquired in the GTMR Acquisition;

•	impacts of incremental interest expense related to the Crom Transaction;

•	impacts of Castellum executive salary increases and stock based compensation related to the GTMR Acquisition and a GTMR employee salary decrease;

•	impacts related to income taxes.

The pro forma financial information also includes adjustments for the following (collectively, the “GTMR Management Adjustments”):

•	impacts of the elimination of certain general and administrative expenses incurred by GTMR pre-acquisition;

•	impacts of the elimination of redundant indirect employees.

For the GTMR Acquisition, the pro forma adjustments and allocation of purchase price were based on management’s estimates of the fair value of the assets acquired and liabilities assumed, utilizing all available information at the time of the acquisition, including work performed by independent valuation specialists. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The estimated income tax rate applied to the pro forma adjustments is 24.14%. The estimated pro forma blended statutory rate, and all other tax amounts, are stated at their historical amounts.

The following unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is based on available information and assumptions that management believes are reasonable. They do not purport to represent what the actual consolidated results of operations of the Company would have been had the GTMR Acquisition and its related financing transactions occurred on the date indicated, or on any other date, nor are they necessarily indicative of the Company’s future consolidated results of operations after the GTMR Acquisition and its related financing transactions. The Company’s actual results of operations after these this transaction will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and GTMR following the date of the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

the unaudited consolidated financial statements and related notes of the Company contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 filed with the SEC on May 15, 2023;

•	the audited financial statements and related notes of GTMR as of December 31, 2022 which are included as exhibit 99.1 to this Current Report on Form 8-K.

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Castellum, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations of Castellum, Inc. and GTMR, Inc.

For the Year Ended December 31, 2022

	Castellum, Inc.	GTMR (period from January 1 through December 31	GTMR Transaction Adjustments		GTMR Management Adjustments		Pro Forma Combined
Revenues	$42,190,643	$10,822,958	$—		$—		$53,013,601
Cost of Revenues	24,593,326	6,500,450	—		—		31,093,776
Gross Profit	17,597,317	4,322,508	—		—		21,919,825
Operating Expenses
Indirect costs	11,859,401	2,595,885	—		—		14,455,286
Overhead	1,560,252	912,081	—		—		2,472,333
General and administrative expenses	13,586,600	907,128	1,756,757	(a)	(652,918	)(d)	15,597,567
Gain from change in fair value of contingent earnout	555,000	—	—		—		555,000
Total operating expenses	27,561,253	4,415,094	1,756,757		(652,918)		33,080,186
Loss from Operations Before Other Income (Expense)	(9,963,936)	(92,586)	(1,756,757)		652,918		(11,160,361)
Other Income (Expense)
Gain on disposal of fixed assets	303	—	—		—		303
Change in fair value of derivative liability	(132,000)	—	—		—		(132,000)
Interest expense, net of interest income	(3,992,809)	13,698	24,534	(b)	—		(3,954,577)
Total other income (expense)	(4,124,506)	13,698	24,534		—		(4,086,274)
Net Income (Loss) From Operations Before Income Taxes	(14,088,442)	(78,888)	(1,732,223)		652,918		(15,246,635)
Income Tax Expense (Benefit)	819,596	(40,642)	(1,232,298	)(c)	103,364	(e)	(349,980)
Net Loss	(14,908,038)	(38,246)	(499,925)		549,554		(14,896,655)
Less: preferred stock dividends	100,516	—	—		—		100,516
Net loss available to common shareholders	$(15,008,554)	$(38,246)	$(499,925)		$549,554		$(14,997,171)

Weighted average shares outstanding	27,468,226						32,334,796
Basic and diluted loss per share	$(0.55)						$(0.46)

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Note 1: Description of the Transaction and Basis of Presentation

GTMR Acquisition Overview

On March 22, 2023, the Company acquired all the equity interests of GTMR for a purchase price of $6,554,560, subject to customary working capital adjustments. The cash consideration for the GTMR Acquisition was funded in part through the Crom Transaction as discussed above.

The unaudited pro forma condensed combined financial information for 2022 is derived from the historical consolidated financial statements of the Company and the historical financial statements of GTMR.

Note 2: Accounting Policies

As part of preparing this unaudited pro forma condensed combined financial information, the Company conducted a review of the accounting policies of GTMR to determine if differences in accounting policies require reclassification of results of operations to conform to the Company’s accounting policies and classifications. The Company did not become aware of any material differences between accounting policies of the Company and GTMR.

Note 3: Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The Transaction Adjustments included in the unaudited pro forma condensed combined statement of operations for 2022 are as follows:

(a) General and Administrative Expenses

The following items comprise the total Transaction Adjustments that impact general and administrative expenses for 2022:

Amortization Expense	$573,647
Executive salaries	97,500
Executive bonuses	58,641
Executive stock based compensation	1,076,969
Difference in salary for prior GTMR CEO	(50,000)
$1,756,757

Amortization Expense

The pro forma adjustment to amortization expense represents the amortization expense associated with the estimated fair values of the Company’s acquired amortizable intangible assets using the estimated remaining useful lives. The acquired intangible assets include customer relationships (estimated at $2,426,000 and estimated 15-year life), tradename (estimated at $517,000 and estimated 15-year life), and order backlog (estimated at $1,774,000 and estimated 5-year life). The pro forma adjustment is estimated to be $573,647 for 2022.

Executive Salaries, Bonuses and Stock Based Compensation

As a result of the GTMR Acquisition, salaries of four Castellum executives were increased by a total of $97,500 annually. The pro forma adjustment of $97,500 represents the increased cost of additional salaries that would have been recorded had the GTMR Acquisition occurred on January 1, 2022. Additionally, pursuant to two Castellum executives’ employment agreements, bonuses were awarded to these executives in the form of cash of $58,641 and  warrants to purchase shares of the Company’s common stock valued at $1,076,969.

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Difference in salary for prior GTMR Chief Executive Officer (“CEO”)

Before the GTMR Acquisition, the prior GTMR CEO had an annual salary of $250,000. Subsequent to the GTMR Acquisition, the prior GTMR CEO signed an employment agreement that stipulates he will receive an annual base salary of $200,000. Since the unaudited pro forma condensed combined financial information for 2022 is derived from the historical consolidated financial statements of GTMR, this Transaction Adjustment is the difference between the prior annual salary of $250,000 and the new annual salary of $200,000 which is ($50,000).

(b) Interest Expense, Net of Interest Income

As part of the Crom Transaction, the Company extinguished its prior note payable due to Crom and entered into the New Crom Note. Interest and amortization expense recognized during 2022 on the Company’s Prior Crom Note was $696,534. Interest and amortization expense to recognize during 2022, if the Crom transaction and GTMR Acquisition occurred on January 1, 2022, would be $672,000. This transaction adjustment is the difference between the amortization and interest expense recognized under the prior Crom note and the New Crom Note, resulting from the Crom Transaction, which is a decrease in interest and amortization expense of $24,534.

(c) Income Taxes

In order to estimate the pro forma tax impacts of the GTMR Acquisition related to the GTMR Transaction Adjustments, GTMR’s historical income tax was estimated using a combined blended U.S. federal and state statutory tax rate of 24.14%.

The combined blended U.S. federal and state statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, cash needs, the geographical mix of income, and changes in tax law.

The following items comprise the tax expense/(benefit) of the transaction adjustments:

Reduction in valuation allowance	$(1,244,368)
Transaction adjustments	12,070
Total tax expense/(benefit)	$(1,232,298)

GTMR’s historical deferred tax liability of $216,421 increases to the deferred tax liability balance of $1,244,368 due to purchase accounting adjustments. GTMR will be included in the Company’s consolidated tax return following the acquisition, the Company has determined that the deferred tax liabilities related to the acquisition provide sufficient taxable income to realize the Company’s deferred tax assets of $1,244,368. The income tax benefit of $1,244,368 related to the reduction in the Company’s valuation allowance is a nonrecurring adjustment to income from continuing operations.

The pro forma income tax effects related to the additional pro forma amortization, salaries, and interest expense adjustments from the GTMR Acquisition are calculated using an estimated pro forma combined blended U.S. federal and state statutory tax rate of 24.14% adjusted for non-deductible expenses related to executive compensation.  The tax benefit related to amortization, salaries and interest expenses are primarily offset by the change in valuation allowance.  The 2022 net impact of the additional pro forma amortization, salaries, and interest expense adjustments is a pro forma tax expense of $12,070, and the total net tax benefit of the GTMR Transaction Adjustments is a tax benefit of  $1,232,298.

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Note 4: Management Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

(d) General and Administrative Expenses

The following items comprise the total Management Adjustments that impact general and administrative expenses for 2022:

Unallowable government contracting costs	$(533,140)
Headcount adjustments	(119,778)
$(652,918)

Unallowable government contracting costs

Prior to the GTMR Acquisition, GTMR incurred certain unallowable government contracting costs, such as life insurance, advertising, bonuses, professional fees, and other costs. The Company determined that it would not continue these costs as a consolidated company and, therefore, $533,140 of these unallowable government contracting costs would be eliminated resulting in a pro forma management adjustment to reduce general and administrative expenses by this amount as if the GTMR Acquisition occurred on January 1, 2022.

Headcount adjustments

As a result of the GTMR acquisition, certain indirect employee positions that existed at both Castellum and GTMR would be terminated to reduce any redundant indirect positions. This adjustment to headcount resulted in a pro forma management adjustment of $119,778 that reduced general and administrative expenses. This amount accounts for headcount adjustments as if the adjustments occurred after March 31, 2022.

(e) Income Taxes

In order to estimate the pro forma tax impacts of the GTMR Acquisition related to the GTMR Management Adjustments, GTMR’s historical income tax was estimated using a combined blended U.S. federal and state statutory tax rate of 24.14%.

The combined blended U.S. federal and state statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, cash needs, the geographical mix of income, and changes in tax law.

The pro forma income tax effects related to the unallowable government contracting costs and headcount adjustments from the GTMR Acquisition are calculated using an estimated pro forma combined blended U.S. federal and state statutory tax rate of 24.14% adjusted for non-deductible expenses. The tax expense includes additional deductions for excess interest deductions reducing the overall tax expense. The 2022 net impact of the above adjustments is a pro forma tax expense of $103,364.

Note 5: Pro Forma Loss Per Share

Net pro forma loss per share is calculated using the pro forma combined loss after giving effect to the GTMR Acquisition. The pro forma weighted average number of shares outstanding during the period was adjusted to give effect to 4,866,570 shares issued to consummate the GTMR Acquisition as if those shares were outstanding as of January 1, 2022.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations for historical and pro forma earnings per share.

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